Back to Form 8-K	Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Jack Maurer
813-206-3916	813-206-2762
gregg.haddad@wellcare.com	jack.maurer@wellcare.com

WELLCARE REPORTS FIRST QUARTER 2012 RESULTS

Tampa, Florida (May 2, 2012) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the first quarter ended March 31, 2012.  As determined under generally accepted accounting principles (“GAAP”), net income for the first quarter of 2012 was $51.2 million, or $1.18 per diluted share, compared with $21.3 million, or $0.50 per diluted share, for the first quarter of 2011.  Adjusted net income for the first quarter of 2012 was $57.3 million, or $1.32 per diluted share, compared with $28.2 million, or $0.66 per diluted share, for the first quarter of 2011.

“Growth this quarter reflects the strength of our long-term focus on Medicaid and Medicare, as well as those dually eligible for both programs,” said Alec Cunningham, WellCare’s chief executive officer.  “We continue to have many important opportunities for growth in providing quality, cost-effective health care solutions to our members and government customers.”

WellCare’s first quarter results are highlighted by 22% premium revenue growth and sustained discipline in the management of medical and administrative expenses.  The Company also continued to devote significant resources to expansion opportunities serving government health care programs.  For example, during the first quarter, membership in special needs plans for those dually eligible for Medicare and Medicaid grew more than 60% year over year.  In January, Hawaii selected WellCare’s ‘Ohana Health Plan to serve individuals, families and children through the QUEST Medicaid program.  ‘Ohana also recently was awarded New Health Plan Accreditation from the National Committee for Quality Assurance.  WellCare’s health care quality initiatives continued to focus on care management, including strengthening resources devoted to resolving Medicaid members’ care gaps.  In addition, the Company recently has broadly deployed an enhanced case management model that integrates field-based and telephonic multi-disciplinary care teams to better address the clinical, behavioral, and socioeconomic needs of its most medically complex members.

Reclassification of Quality Improvement Costs
The Company has reassessed its reporting practices and, beginning this quarter, has reclassified to medical benefits expense certain costs related to quality improvement activities that were formerly reported as part of selling, general and administrative (“SG&A”) expense.  These quality improvement costs include preventive health and wellness and care management, case and disease management, health plan accreditation costs, provider education and incentives for closing care gaps, health risk assessments and member outreach, and information technology costs related to the above activities.

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WCG Reports First Quarter 2012 Results

May 2, 2012

For the first quarter of 2012, this reclassification resulted in an increase to the Company medical benefits ratio (“MBR”) of approximately 160 basis points.  With respect to segment performance, the reclassification had the effect of increasing the Medicaid MBR by 160 basis points.  The Medicare Advantage segment MBR increased by 190 basis points, and the Prescription Drug Plan (“PDP”) MBR increased 40 basis points.  WellCare’s adjusted administrative expense ratio, as well as the administrative expense ratio as reported under GAAP, both decreased by 150 basis points as a result of the reclassification.

Throughout this news release, prior year data has been reclassified to conform to the current method of presentation.  Please refer to the schedule in this news release that provides supplemental information reconciling results determined under the new reporting classification to those reported in prior periods.

Highlights of Operations for the First Quarter
Adjusted net income for the first quarter of 2012 increased compared with the first quarter of 2011, primarily due to higher premium revenue in all segments, and lower MBRs in the Medicare Advantage and PDP segments.  The decrease in our adjusted administrative expense ratio also contributed to the increase in adjusted net income.

Membership as of March 31, 2012, increased 6% year over year to 2.5 million, compared with 2.4 million members as of March 31, 2011.  Medicaid segment membership increased by 157,000, or 12%, year over year to 1.5 million members as of March 31, 2012.  Medicare Advantage membership increased year over year by 31,000, or 26%.  PDP segment membership decreased 38,000 year over year, or 4%.

Premium revenue for the first quarter of 2012 increased 22% year over year to $1.8 billion.  The increase was driven by 26% growth in Medicaid segment premium revenue, 24% growth in Medicare Advantage segment revenue, and 5% growth in PDP segment revenue.

Medical benefits expense for the first quarter of 2012 was $1.5 billion, an increase of 20% from the first quarter of 2011.  The Company MBR was 86.1% in the first quarter of 2012, compared with 86.9% in the first quarter of 2011.  The Medicaid segment MBR increased year over year, while the Medicare Advantage and PDP segment MBRs decreased.  The Company recorded net favorable development of prior years' medical benefits payable in both the first quarter of 2012 and the first quarter of 2011.  In both years, nearly all of the favorable development was attributable to the Medicaid and Medicare Advantage segments.

SG&A expense as determined under GAAP was $162 million in the first quarter of 2012, compared with $151 million for the same period in 2011.  Adjusted SG&A was $149 million in the first quarter of 2012, an increase from $140 million in the same period last year.  The increase was attributable primarily to membership growth.  The adjusted administrative expense ratio was 8.4% in the first quarter of 2012, compared with 9.6% in the same period in 2011.

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WCG Reports First Quarter 2012 Results

May 2, 2012

Cash Flow and Financial Condition Highlights
Net cash provided by operating activities as determined under GAAP was $8 million for the three months ended March 31, 2012, compared with net cash used in operating activities of $44 million for the three months ended March 31, 2011.  Modified for the timing of receipts from, and payments to, WellCare’s government customers, net cash provided by operating activities was $16 million for the three months ended March 31, 2012, compared with net cash used in operating activities of $4 million for the three months ended March 31, 2011.

As of March 31, 2012, unregulated cash and investments were approximately $257 million.  Unregulated cash and investments were approximately $309 million as of December 31, 2011, and $130 million as of March 31, 2011.

Days in claims payable were 43 days as of March 31, 2012, compared with 54 days as of December 31, 2011, and 56 days as of March 31, 2011.

Financial Outlook
WellCare is updating its financial outlook for the year ended December 31, 2012, as follows:

•
Adjusted net income per diluted share is expected to be between approximately $5.20 and $5.40, an increase from the previous guidance of $4.40 and $4.60.  The increase is driven primarily by the net favorable development of medical benefits payable recorded in the first quarter of 2012.

•	Premium revenue is expected to be between approximately $7.0 and $7.1 billion, an increase from the previous guidance of $6.95 and $7.05 billion.

•	The 2012 Medicaid, Medicare Advantage, and PDP segments' MBRs each are anticipated to increase relative to the respective 2011 segment MBRs. This has not changed from the prior guidance.

•
The adjusted administrative expense ratio is expected to be in the range of 8.7% to 8.9%.  This is essentially unchanged from the previous guidance of 10.4% to 10.6% after giving effect to the reclassification of quality improvement costs, as described above.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

Webcast
A discussion of WellCare’s first quarter 2012 results will be webcast live on Wednesday, May 2, 2012, beginning at 9:00 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

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WCG Reports First Quarter 2012 Results

May 2, 2012

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.5 million members nationwide as of March 31, 2012.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and associated resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedule in this news release that provides supplemental information reconciling results determined under GAAP to adjusted results.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  The Company’s financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
SELECTED DATA FROM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; dollars in thousands except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Premium	$1,768,171	$1,453,552
Medicaid premium taxes	20,376	18,864
Total premium	1,788,547	1,472,416
Investment and other income	2,786	2,326
Total revenues	1,791,333	1,474,742

Expenses:
Medical benefits	1,521,791	1,263,317
Selling, general and administrative	161,688	150,966
Medicaid premium taxes	20,376	18,864
Depreciation and amortization	6,970	6,475
Interest	1,150	77
Total expenses	1,711,975	1,439,699

Income before income taxes	79,358	35,043
Income tax expense	28,126	13,713
Net income	$51,232	$21,330

Net income per common share:
Basic	$1.19	$0.50
Diluted	$1.18	$0.50

Weighted average common shares outstanding:
Basic	42,938,284	42,621,908
Diluted	43,461,607	43,040,529

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; dollars in thousands except per share data)

	March 31, 2012	Dec. 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,444,875	$1,325,098
Investments	231,638	198,569
Premium receivables, net	422,095	217,509
Funds receivable for the benefit of members	2,535	162,745
Income taxes receivable	–	20,655
Prepaid expenses and other current assets, net	164,476	172,986
Deferred income tax asset	46,465	22,332
Total current assets	2,312,084	2,119,894
Property, equipment and capitalized software, net	105,129	98,238
Goodwill	111,131	111,131
Other intangible assets, net	9,542	9,896
Long-term investments	88,137	83,019
Restricted investments	60,733	60,663
Other assets	2,354	5,270
Total Assets	$2,689,110	$2,488,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$722,991	$744,821
Unearned premiums	207,132	164
Accounts payable	9,074	3,294
Other accrued expenses and liabilities	171,031	215,817
Current portion of amount payable related to investigation resolution	46,234	49,557
Current portion of long-term debt	13,125	11,250
Income taxes payable	29,911	–
Other payables to government partners	88,776	98,237
Total current liabilities	1,288,274	1,123,140
Deferred income tax liability	14,086	1,026
Amount payable related to investigation resolution	66,593	101,705
Long-term debt	131,250	135,000
Other liabilities	7,591	10,394
Total liabilities	1,507,794	1,371,265
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 43,085,753 and 42,848,798 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively)	431	429
Paid-in capital	461,818	448,820
Retained earnings	720,590	669,358
Accumulated other comprehensive loss	(1,523)	(1,761)
Total stockholders’ equity	1,181,316	1,116,846
Total Liabilities and Stockholders’ Equity	$2,689,110	$2,488,111

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Three Months Ended March 31,
	2012	2011
Cash provided by (used in) operating activities:
Net income	$51,232	$21,330
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,970	6,475
Equity-based compensation expense	6,381	4,849
Incremental tax benefit from equity-based compensation	(2,531)	–
Deferred taxes, net	(13,645)	21,581
Provision for doubtful receivables	3,614	2,770
Changes in operating accounts:
Premium receivables, net	(208,800)	(65,156)
Prepaid expenses and other current assets, net	9,110	(3,323)
Medical benefits payable	(21,830)	47,634
Unearned premiums	206,968	17,149
Accounts payables and other accrued expenses	(36,523)	(43,475)
Other payables to government partners	(9,461)	5,574
Amount payable related to investigation resolution	(38,435)	(50,469)
Income taxes receivable/payable, net	52,663	(8,012)
Other, net	2,578	(869)
Net cash provided by (used in) operating activities	8,291	(43,942)

Cash used in investing activities:
Purchases of investments	(111,888)	(198,305)
Proceeds from sale and maturities of investments	74,087	85,043
Purchases of restricted investments	(3,522)	(4,012)
Proceeds from maturities of restricted investments	3,444	5,601
Additions to property, equipment and capitalized software, net	(15,431)	(8,715)
Net cash used in investing activities	(53,310)	(120,388)

Cash provided by financing activities:
Proceeds from option exercises and other	8,480	1,034
Incremental tax benefit from equity-based compensation	2,531	–
Purchase of treasury stock	(3,958)	(744)
Payments on debt	(1,875)	–
Payments on capital leases	(592)	(396)
Funds received for the benefit of members	160,210	37,806
Net cash provided by financing activities	164,796	37,700

Increase (decrease) in cash and cash equivalents	119,777	(126,630)
Balance at beginning of year	1,325,098	1,359,548
Balance at end of period	$1,444,875	$1,232,918

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$162	$446
Cash paid for interest	$1,076	$74

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Non-cash additions to property, equipment, and capitalized software	$644	$812

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS
(Unaudited)

	As of March 31,
	2012	2011
Membership by Program:
Medicaid Membership:
TANF	1,175,000	1,076,000
CHIP	170,000	164,000
SSI and ABD	123,000	79,000
FHP	18,000	10,000
Total Medicaid Membership	1,486,000	1,329,000

Medicare Membership:
Medicare Advantage	150,000	119,000
Prescription Drug Plans	897,000	935,000
Total Medicare Membership	1,047,000	1,054,000
Total Membership	2,533,000	2,383,000

Medicaid Membership by State:
Georgia	562,000	559,000
Florida	419,000	410,000
Other states	505,000	360,000
Total Medicaid Membership	1,486,000	1,329,000

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; dollars in thousands)

	Three Months Ended March 31,
	2012	2011
Premium revenue:
Medicaid:
Georgia	$370,999	$353,112
Florida	228,454	221,666
Other states	454,823	262,201
Medicaid premium taxes	20,376	18,864
Total Medicaid	1,074,652	855,843

Medicare:
Medicare Advantage	438,230	354,645
Prescription Drug Plans	275,665	261,928
Total Medicare	713,895	616,573
Total Premium Revenue	$1,788,547	$1,472,416

Medical benefits ratios:
Medicaid	85.7%	85.6%
Medicare Advantage	78.8%	79.5%
Prescription Drug Plans	98.9%	101.3%
Aggregate	86.1%	86.9%

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Selected Data from Consolidated Statements of Comprehensive Income to Adjusted Selected Data from Consolidated Statements of Comprehensive Income
(Unaudited; dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer term business trends and operations.  Following are selected data from the Consolidated Statements of Comprehensive Income for the three month periods ended March 31, 2012 and 2011, as determined under GAAP, reconciled to adjusted selected data from the Consolidated Statements of Comprehensive Income for the same periods.

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,768,171	$–		$1,768,171	$1,453,552	$–		$1,453,552
Medicaid premium taxes	20,376	–		20,376	18,864	–		18,864
Total premium	1,788,547	–		1,788,547	1,472,416	–		1,472,416
Investment and other income	2,786	–		2,786	2,326	–		2,326
Total revenues	1,791,333	–		1,791,333	1,474,742	–		1,474,742

Expenses:
Medical benefits	1,521,791	–		1,521,791	1,263,317	–		1,263,317
Selling, general, and administrative	161,688	(12,751)	(a) (b)	148,937	150,966	(10,747)	(a) (b)	140,219
Medicaid premium taxes	20,376	–		20,376	18,864	–		18,864
Depreciation and amortization	6,970	–		6,970	6,475	–		6,475
Interest	1,150	–		1,150	77	–		77
Total expenses	1,711,975	(12,751)		1,699,224	1,439,699	(10,747)		1,428,952

Income before income taxes	79,358	12,751		92,109	35,043	10,747		45,790
Income tax expense	28,126	6,647		34,773	13,713	3,884		17,597
Net income	$51,232	$6,104		$57,336	$21,330	$6,863		$28,193

Weighted average shares:
Basic	42,938,284	–		42,938,284	42,621,908	–		42,621,908
Diluted	43,461,607	–		43,461,607	43,040,529	–		43,040,529

Net income per share:
Basic	$1.19	$0.15		$1.34	$0.50	$0.16		$0.66
Diluted	$1.18	$0.14		$1.32	$0.50	$0.16		$0.66

Administrative expense ratio	9.1%	-0.7%	(a) (b)	8.4%	10.4%	-0.8%	(a) (b)	9.6%

(a)
Investigation-related legal, accounting, and other costs:  Administrative expenses associated with the government investigations and related litigation amounted to $11.3 million and $8.7 million, respectively, in the three months ended March 31, 2012 and 2011.

(b)
Liability for government investigation-related litigation resolution:  Based on the status of these matters, the Company recorded expense of $1.4 million and $2.0 million, respectively, in the three months ended March 31, 2012 and 2011.

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Net Cash Provided by or Used in Operating Activities
to Net Cash Provided by or Used in Operating Activities,
Modified for the Timing of Receipts from, and Payments to, Government Customers
(Unaudited; dollars in thousands)

The Company reports cash provided by or used in operating activities on a non-GAAP basis to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that cash provided by or used in operating activities excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of a period.

	Three Months Ended March 31,
	2012	2011

Net cash provided by (used in) operating activities, reported under GAAP	$8,291	$(43,942)
Modifications to eliminate changes in:
Premium receivables, net	205,186	62,386
Unearned premiums	(206,968)	(17,149)
Other payables to government partners	9,461	(5,574)
Net cash provided by (used in) operating activities, modified for the timing of receipts from, and payments to, government customers	$15,970	$(4,279)

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WCG Reports First Quarter 2012 Results

May 2, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)

Reclassification of Quality Improvement Costs
 (Unaudited; dollars in thousands)

Effective January 1, 2012, the Company reclassified to medical benefits expense certain costs related to quality improvement activities that were formerly reported as SG&A expense.  The quality improvement costs that the Company reclassified are consistent with the criteria specified and defined in guidance issued by the Department of Health and Human Services for costs that qualify to be reported as medical benefits under the minimum medical loss ratio provision of The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010.  The following table reflects the impact of the Company’s reclassification of quality improvement costs for the three month periods ended March 31, June 30, September 30, and December 31, 2011, and for the year ended December 31, 2011.

	Three Months Ended				Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2011
	Revised Classification
Medical benefits expense:
Medicaid	$716,125	$659,633	$708,339	$805,993	$2,890,090
Medicare Advantage	281,837	302,723	308,781	305,423	1,198,764
Prescription Drug Plans	265,355	239,651	197,702	156,405	859,113
Total Medical benefits expense	$1,263,317	$1,202,007	$1,214,822	$1,267,821	$4,947,967

SG&A expense:
SG&A expense	$150,966	$147,054	$160,591	$183,496	$642,107
Adjustments(a)	(10,747)	(12,109)	(7,814)	(16,337)	(47,007)
Adjusted SG&A expense	$140,219	$134,945	$152,777	$167,159	$595,100

Medical benefits ratios:
Medicaid	85.6%	79.9%	80.4%	83.8%	82.4%
Medicare Advantage	79.5%	82.8%	82.0%	79.8%	81.0%
Prescription Drug Plans	101.3%	86.8%	74.4%	67.1%	82.9%
Aggregate	86.9%	81.9%	79.8%	80.3%	82.2%

Administrative expense ratios:
GAAP	10.4%	10.0%	10.5%	11.6%	10.6%
Adjustments(a)	(0.8)%	(0.8)%	(0.5)%	(1.0)%	(0.7)%
Adjusted	9.6%	9.2%	10.0%	10.6%	9.9%

	Previous Classification
Medical benefits expense:
Medicaid	$703,710	$647,690	$696,047	$790,191	$2,837,639
Medicare Advantage	277,029	298,066	304,649	300,756	1,180,500
Prescription Drug Plans	264,301	238,538	196,312	154,781	853,932
Total Medical benefits expense	$1,245,040	$1,184,294	$1,197,008	$1,245,728	$4,872,071

SG&A expense:
SG&A expense	$169,243	$164,767	$178,405	$205,587	$718,003
Adjustments(a)	(10,747)	(12,109)	(7,814)	(16,337)	(47,007)
Adjusted SG&A expense	$158,496	$152,658	$170,591	$189,250	$670,996

Medical benefits ratios:
Medicaid	84.1%	78.5%	79.0%	82.1%	80.9%
Medicare Advantage	78.1%	81.5%	80.9%	78.6%	79.8%
Prescription Drug Plans	100.9%	86.4%	73.9%	66.4%	82.4%
Aggregate	85.7%	80.7%	78.6%	78.9%	80.9%

Administrative expense ratios:
GAAP	11.6%	11.2%	11.7%	13.0%	11.9%
Adjustments(a)	(0.7)%	(0.8)%	(0.5)%	(1.0)%	(0.8)%
Adjusted	10.9%	10.4%	11.2%	12.0%	11.1%

(a)	Adjustments are expenses associated with government investigation-related legal, accounting, and other costs, as well as liabilities for litigation resolution for each of the respective periods.

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